                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                     Rocky Mountain Chocolate Factory, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
        ------------------------------------------------------------------------

                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                   265 Turner Drive
                               Durango, Colorado  81301

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD ON OCTOBER 4, 1996

To the Shareholders:

    The 1996 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc., will be held on Friday, October 4, 1996 at 10:00 a.m.
(local time), at the Red Lion Inn, 501 Camino Del Rio, in Durango, Colorado, for the following purposes:

    1. To elect six directors to serve until the 1997 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of Common Stock of record at the close of business on August 1, 1996, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

    Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

                             By order of the Board of Directors




                             Terri A. Gentry
                             Secretary



Durango, Colorado
September 13, 1996

                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                   265 Turner Drive
                               Durango, Colorado  81301

                                   PROXY STATEMENT

                 Annual Meeting of Shareholders - October 4, 1996


                       SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the "Company") for use only at the Annual Meeting of the Company's shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders.

    It is anticipated that the Proxy Statement, together with the Proxies and the Company's 1996 Annual Report to Shareholders, will first be mailed to the Company's shareholders on or about September 13, 1996. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

    The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's Common Stock, par value $.03 per share (the "Common Stock"). In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

                                  VOTING SECURITIES

    The close of business on August 1, 1996, has been fixed as the record date for the determination of holders of record of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 2,905,149 shares of the Company's Common Stock were outstanding and eligible to be voted at the Annual Meeting.

    For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

    Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more of them as he or she sees fit. It is the intention of the

Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

                                  VOTING PROCEDURES

    The vote required for the election of directors and for the approval of each of the other proposals to be acted on at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the meeting of the holders of a majority of the Company's voting shares. Under the rules of the Nasdaq National Market System, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. The shares represented by a broker non-vote (or other limited proxy) as to any proposal will be considered present for quorum purposes, but will not be considered part of the shares entitled to be voted on that proposal at the meeting. Thus, the effect of such non-votes will be to reduce the number of affirmative votes required to approve such proposal and the number of negative votes required to block such proposal. An abstention with respect to any nominee or any proposal will effectively count as a vote against the election of such nominee or such proposal.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

    The following table sets forth information, as of August 1, 1996, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, nominee for election as a director and the executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

    The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

    Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

    Rocky Mountain Holdings Company ("Holdings") has pledged to LaSalle National Bank of Chicago, Illinois, 799,357 of the shares of Common Stock indicated in the table below as being beneficially owned by Clyde Wm. Engle, representing 27.5% of the total outstanding shares as of August 1, 1996, to secure certain indebtedness to such bank. Holdings, a subsidiary of Coronet Insurance Company ("Coronet"), is the direct owner of the pledged shares.
See footnote (2) to the table below. Holdings has retained voting rights with respect to the pledged shares. An event resulting in foreclosure on the indebtedness could result in a change in control of the Company at a subsequent date.

                                      Amount and
                                      Nature of                 Percent
Name of                               Beneficial                  of
Beneficial Owner (1)                  Ownership                 Class(%)
- --------------------                  ---------                 --------
Clyde Wm. Engle et al.                 903,757  (2)               31.1
Franklin E. Crail                      296,099                    10.2
Gary S. Hauer                              -0-                      *
Lee N. Mortenson                        12,000  (3)                 *
Fred M. Trainor                         10,000  (3)                 *
Everett A. Sisson                       10,000  (3)                 *
Gerald A. Kien                          10,000  (3)                 *
All executive officers
    and directors as a
    group (9 persons)                  527,431  (4)               17.1

__________________________

*   Less than one percent.

(1) Mr. Engle's address is 3500 West Peterson Avenue, Chicago, Illinois 60659. Mr. Crail's address is the same as the Company's address.

(2) 868,757 of the shares indicated as being beneficially owned by Mr. Engle are held of record by the following subsidiaries of Coronet: Holdings (799,357 shares), Casualty Insurance Company of Florida (58,670 shares) and Crown Casualty Company (10,730 shares). Such shares may also be deemed to be beneficially owned by the following affiliates of Coronet:
    Normandy Insurance Agency, Inc., Sunstates Corporation, Hickory
    Furniture Company, Telco Capital Corporation and RDIS Corporation. Mr. Engle is the beneficial owner of a majority equity interest in RDIS Corporation, the ultimate parent of the foregoing corporations. This information is based on Forms 4 dated June 6, 1996, filed by Mr. Engle, Coronet and such affiliates with the Securities and Exchange Commission and on information provided to the Company by Coronet. The Form 4 filed by Mr. Engle indicates that he beneficially owns an additional 35,000 shares, of which 15,000 shares are owned by a corporation in which Mr. Engle owns a majority interest, 10,000 shares are owned beneficially by members of Mr. Engle's immediate family and

    10,000 shares are owned directly by Mr. Engle. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(3) Includes 10,000 shares that Messrs. Mortenson, Trainor, Sisson and Kien each have the right to acquire through the exercise of options granted pursuant to the Company's Nonqualified Stock Option Plan for Nonemployee Directors.

(4) Includes 188,000 shares that the officers and directors as a group have the right to acquire through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, 1995 Stock Option Plan and Nonqualified Stock Option Plan for Nonemployee Directors.


                                ELECTION OF DIRECTORS

NOMINEES

    The Company's By-Laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company. Ralph L. Nafziger resigned from his position as a director and as Vice President-Manufacturing of the Company on April 17, 1996. Gary S. Hauer was elected on June 28, 1996 to fill the vacancy on the Board created by Mr. Nafziger's resignation.

    Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Kien, Mortenson, Sisson, Trainor and Hauer to serve until the 1997 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.

    Set forth below is certain information concerning each nominee for election as a director:

                                    Positions
                                       with                  Director
Name                                 Company           Age    Since
- ----                                 -------           ---    -----
Franklin E. Crail             Chairman of the Board,   54     1982
                              President, Treasurer
                              and Director

Gary S. Hauer                 Vice President-          52     1996
                              Manufacturing
                              and Director

Gerald A. Kien                Director                 65     1995

Lee N. Mortenson              Director                 60     1987

Everett A. Sisson             Director                 75     1995

Fred M. Trainor               Director                 57     1992



    FRANKLIN E. CRAIL. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, since September 1981 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and president of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

    GARY S. HAUER. Mr. Hauer joined the Company in May 1996 as Vice President of Manufacturing and was elected as a director of the Company on June 28, 1996. Mr. Hauer has served in a number of manufacturing management capacities over a 28-year career in the chocolate candy and confectionery industries, including the last 18 years with See's Candies. Mr. Hauer was a plant manager with See's Candies through May 1996, a capacity in which he had served for the previous ten years.

    GERALD A. KIEN. Mr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995 Mr. Kien served as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993 Mr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the

Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Mr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Mr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc., from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Mr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine, in 1959.

    LEE N. MORTENSON. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Since December 1993, Mr. Mortenson has been President and a director of Coronet. Mr. Mortenson has served, since May 1988, as President and a director and, since December 1990, as Chief Operating Officer of Sunstates Corporation (formerly Acton Corporation). He also served as Chief Executive Officer of Sunstates Corporation, the parent corporation of Coronet, from May 1988 to December 1990. Sunstates Corporation is engaged in non-standard automotive casualty insurance, manufacturing and real estate development. Since 1984, Mr. Mortenson has served as President, Chief Operating Officer and a director of Telco Capital Corporation, a diversified financial services and manufacturing company and an indirect parent of Coronet. Mr. Mortenson has also served as a director of Hickory Furniture Company from 1980 to 1993 and of Sun Electric Corporation, a manufacturer of automotive test equipment, from 1988 to 1992 and has served as a director of Alba-Waldensian, Inc., since 1984, of NRG Inc., a leasing company, since 1987, and of Wellco Enterprises, Inc., a boot manufacturer, from 1994 through December 1995.

    EVERETT A. SISSON. Mr. Sisson was first elected as a director of the Company in August 1995. Mr. Sisson is President of The American Growth Group, which is engaged in land development, investment, management services and management consulting, a position he has held since he formed the firm in 1966. Mr. Sisson served as a director of the Century Companies of America, a company providing life insurance and related financial products, from 1962 until 1991, and as Chairman of the Board from 1977 until 1983. Mr. Sisson has been a director of Coronet since 1992. During various periods over the past 20 years, Mr. Sisson served as a director and member of several Board committees of Libco Corporation, Wisconsin Real Estate Investment Trust, Hickory Furniture Company, Telco Capital Corporation, Greater Heritage Corporation, Indiana Financial Investors Inc., Sunstates Corporation and Acton Corporation.

    FRED M. TRAINOR. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas, a manufacturer and marketer of specialty dressings products. Prior to founding AVCOR Health Care Products, Inc., in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas, also a company involved with the health care industry. Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

    There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

COMMITTEES AND MEETINGS

    The Board of Directors has a standing Compensation Committee and Audit Committee. For a portion of the fiscal year ended February 29, 1996, each committee was composed of Mr. Mortenson, Mr. Trainor, Clyde Wm. Engle and Gerald M. Tierney, Jr. Since the resignations of Mr. Engle and Mr. Tierney from the Board in August 1995, each committee has been composed of Mr. Mortenson and Mr. Trainor and, since October 3, 1995, Messrs. Mortenson, Trainor, Kien and Sisson. The Compensation Committee's function is to approve and administer grants of stock options under the Company's 1995 Stock Option Plan. No further grants are permitted under the Company's 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder. The Compensation Committee also approves remuneration arrangements for the Company's executive officers. The Audit Committee receives and reviews the reports of the Company's independent auditors. The Compensation Committee and Audit Committee each held one meeting during the last fiscal year. The Company has no standing nominating committee.

    During the last fiscal year, the Company's Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of the Board on which he served.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                                EXECUTIVE COMPENSATION

                           REPORT OF COMPENSATION COMMITTEE

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for the fiscal year ended February 29, 1996. The Committee administers the compensation program for executive officers of the Company and makes all related decisions. Executive compensation awards in fiscal 1996 were based on Company and executive officer performance in the fiscal year ended February 28, 1995. The Company's after-tax income increased 57% in fiscal 1995 compared to the prior year.

    The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's stock option plan.

The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

BASE SALARY

    Annual salaries for the Company's executive officers, including the Chairman of the Board and President ("CEO"), are reviewed in May of each year based on a number of factors, both objective and subjective, with any change to be effective on June 1 of that year. Objective factors considered include Company financial performance relative to plan, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success. In June 1995, the average base salary of each executive officer was increased by an average of 7.2%, including that of the CEO, whose salary was increased 11.0%. The Committee believes that these increases were consistent with improvements in the Company's financial performance in fiscal 1995 and with the compensation practices of comparable companies in the industry.

PERFORMANCE-BASED ANNUAL BONUSES

    Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan that served as the basis for bonuses paid in fiscal 1996, all executive officers received 10% of their base pay as a bonus if Company business plan profit objectives were achieved, and up to 4% of base pay if individual executive officer job performance goals were achieved in fiscal 1995. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance. The CEO's performance goals for fiscal year 1995 included the development of a business plan that reflected a net profit result at least 30% greater than the prior year's result and achievement of new store location sourcing objectives and achieving budgeted company-owned store financial results. In fiscal 1996, the average bonus paid to executive officers, based on fiscal 1995 performance results, represented 15.8% of 1995 base pay, including the CEO, whose bonus represented 24.0% of his 1995 base pay, including a supplemental bonus received by him in recognition of the successful accomplishment of a stock offering consummated by the Company in the fall of 1995.

STOCK OPTIONS

    Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

    Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company's stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Although the plan does not provide for a required vesting period, the Committee's current practice is to require that options granted to employees vest pro rata 20% per year over five years.

    Stock options covering 40,000 shares of Common Stock were awarded to executive officers under the Company's 1995 Stock Option Plan in fiscal 1996. Options currently held by current executive officers under the Company's option plans cover a total of 148,000 shares. The CEO has never been granted options under the Company's stock option plans.

OTHER COMPENSATION

    An additional element of the executive officer's compensation, which is not performance-based, is the matching of contributions by the Company under the Company's 401(k) plan.

    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

August 20, 1996

COMPENSATION COMMITTEE FOR FISCAL 1996:

         Lee Mortenson            Fred M. Trainor
         Gerald A. Kien           Clyde Wm. Engle
         Everett A. Sisson        Gerald M. Tierney, Jr.

    Mr. Engle and Mr. Tierney are no longer members of the Compensation Committee or the Board of Directors, see "Election of Directors," but they did participate in decisions regarding the June 1995 salary adjustments and in the establishment of performance goals and objectives on which 1996 bonus awards were based. Mr. Kien and Mr. Sisson were first appointed to the Compensation Committee in October 1995 and did not participate in any decisions affecting salaries or bonuses paid, or stock options granted, to executive officers in fiscal 1996, other than the supplemental bonus paid to the CEO referred to in the above report.

                              SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to annual compensation paid for the years indicated to the Company's CEO. No other executive officer of the Company met the minimum compensation threshold of $100,000 for inclusion in the table.

                                                                    All Other
                                      Annual Compensation        Compensation(3)
                                      ------------------------------------------

Name and Principal Position      Year    Salary(1)    Bonus(2)
- ---------------------------      ----    ---------    --------
Franklin E. Crail,               1996    $146,538     $  -0-          $1,833
Chairman of the Board            1995    $129,618     $31,050         $2,162
                                 1994    $104,000     $14,500         $  -0-

____________________
(1) Includes amounts deferred at the CEO's election pursuant to the Company's 401(k) Plan, which was first offered in fiscal 1995.

(2) Represents bonus amounts determined with respect to performance in the indicated fiscal year, and paid in the subsequent fiscal year.

(3) Represents Company contributions on behalf of the CEO under the Company's 401(k) Plan, which was first offered in fiscal 1995.

    Additional columns required by Securities and Exchange Commission rules to be included in the foregoing table, and certain additional tables required by such rules, have been omitted because no compensation required to be disclosed therein was paid or awarded to the named officer.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors are entitled to receive stock option awards under the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors' Plan").

    The Directors' Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 90,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The Directors' Plan provides that during the term of the Directors' Plan options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director's option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death. Mr. Kien and Mr. Sisson were each granted an option to purchase 10,000 shares of Common Stock upon their election as directors in August 1995.

COMPARISON OF RETURN ON EQUITY

    The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, in the Nasdaq U.S. Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1991.

                                  [graph]

                            Base
                           Period   Return   Return   Return   Return   Return
Company/Index Name          1991    2/1992   2/1993   2/1994   2/1995   2/1996
- -----------------------------------------------------------------------------
Rocky Mountain Chocolate
 Factory, Inc.             100.00   133.33   183.33   400.00   466.67   300.00
NASDAQ INDEX - US          100.00   142.71   151.83   179.75   182.21   254.05
Peer Group(1)              100.00   110.88   136.57   157.39   159.53   215.89

___________________
(1) Comprised of the following companies: Grist Mill Company, Hershey Foods Corporation, Imperial Holly Corporation, Paradise, Inc., Savannah Foods & Industries, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During a portion of fiscal 1996, the Company's Compensation Committee was comprised of Lee N. Mortenson, Fred M. Trainor, Clyde Wm. Engle and Gerald M. Tierney, Jr. Mr. Engle and Mr. Tierney resigned from the Board of Directors and the Committee on August 24, 1995. Gerald A. Kien and Everett A. Sisson were appointed as members of the Committee on October 3, 1995. None of the foregoing persons is or has been an officer of the Company.

    In 1987, the Company granted to Coronet the right to require the Company, at the Company's expense, to register for public sale the shares of Common Stock of the Company acquired by Coronet pursuant to the conversion of the Company's 7% Convertible Secured Notes, all of which have previously been converted by Coronet. Such registration rights, which apply to 724,562 of the shares of Common Stock currently held by Coronet, are exercisable by Coronet at any time. However, Coronet may not exercise the registration rights more than once in any consecutive 12-month period nor more than three times in the aggregate, unless Coronet agrees to pay all the Company's costs and expenses in connection therewith. Coronet has exercised such registration rights one time, in connection with the public offering of Common Stock completed in September and October, 1995. The Company also granted "piggyback" rights to Coronet entitling Coronet to participate in registered offerings of Common Stock by the Company in certain circumstances.


    Mr. Mortenson, a director of the Company, is President and a director of Coronet, and Mr. Engle, a director of the Company from 1987 to 1995, is Chairman of the Board of Coronet, and each is a director and officer of certain affiliated corporations of Coronet. Mr. Tierney, a director of the Company from 1987 to 1995, is Senior Vice President and General Counsel of Telco Capital Corporation, an indirect parent of Coronet. Mr. Sisson, a director of the Company, has been a director of Coronet since 1992 and, during various periods over the past 20 years, has served as a director of certain affiliated corporations of Coronet.

                                 CERTAIN TRANSACTIONS

    See "Executive Compensation-Compensation Committee Interlocks and Insider Participation" above for information regarding certain registration rights granted by the Company to Coronet and the affiliation of Mr. Mortenson, Mr. Sisson and certain former directors of the Company with Coronet.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has no knowledge that any person who was a director, executive officer or 10% shareholder at any time during fiscal 1996 was required to file a Form 5 for fiscal 1996 and failed to do so, and the Company has received a written representation that a Form 5 was not required from each such person except Gerald M. Tierney, Jr., and Clyde Wm. Engle, who were directors of the Company during a portion of fiscal 1996, and Coronet. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports filed by them with the Securities and Exchange Commission.

                            RELATIONSHIP WITH INDEPENDENT
                                  PUBLIC ACCOUNTANTS

    Grant Thornton was the independent public accountant for the Company for the year ended February 29, 1996. It is expected that representatives of Grant Thornton will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

    Grant Thornton has been appointed as independent public accountant for the Company for the fiscal year ending February 28, 1997. Shareholders are not being asked to ratify the appointment.

                                SHAREHOLDER PROPOSALS

    Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 1997 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and file it with the Secretary of the Company on or before May 16, 1997. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 1997 Proxy solicitation materials.

                         ANNUAL REPORT TO SHAREHOLDERS

    The 1996 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

                         OTHER MATTERS AT THE MEETING

    As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.

         SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
           THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                       By Order of the Board of Directors



                                      Terri A. Gentry
                                      Secretary
September 13, 1996

    A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 29, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO TERRI A. GENTRY, SECRETARY, ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., 265 TURNER DRIVE, DURANGO, COLORADO 81301.

                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                   265 TURNER DRIVE
                               DURANGO, COLORADO  81301
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints FRANKLIN E. CRAIL and CLIFTON W. FOLSOM, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on August 1, 1996, at the annual meeting of shareholders to be held on October 4, 1996 or any adjournment thereof.

Please mark boxes / / in blue or black ink.
1.  ELECTION OF DIRECTORS:  / / FOR all nominees listed below (except as marked to the contrary below)
                            / / WITHHOLD AUTHORITY to vote for all nominees
                                listed below
(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
               STRIKE A LINE THROUGH THE NOMINEE'S NAME OR WRITE A ZERO ("0") IN THE SPACE FOLLOWING HIS NAME BELOW. TO EXERCISE
               CUMULATIVE VOTING BY CASTING TWO OR MORE VOTES PER SHARE FOR
               ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER OF VOTES CAST FOR THE NOMINEE IN THE SPACE FOLLOWING HIS NAME. EACH SHARE OF COMMON STOCK IS ENTITLED TO SIX VOTES, IN THE AGGREGATE.)

    Franklin E. Crail ___   Gerald A. Kien   ___   Everett A. Sisson ___
    Gary S. Hauer     ___   Lee N. Mortenson ___   Fred M. Trainor   ___

2. Each of the above-named attorneys and proxies (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                           (Continued and to be signed on reverse side.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management's nominees for election as directors.

                                      Date: ________________________, 1996


                                      ____________________________________

                                                   Signature


                                      ____________________________________
                                            Signature if held jointly

                                      Please sign exactly as name appears
                                      hereon.  When shares are held by joint
                                      tenants, both should sign.  When
                                      signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give full title as such.  If
                                      a corporation, please sign in full
                                      corporate name by President or other
                                      authorized officer.  If a partnership,
                                      please sign in partnership name by
                                      authorized person.


 SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.